Exhibit T3A-3

New Jersey Department of the Treasury

Division of Revenue

Registration of Foreign Limited Liability Company

This form may be used to obtain authorization for a foreign Limited Liability Company to conduct business in New Jersey, pursuant to New Jersey State law. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Company Act, and insure that all applicable filing requirements are met. This form is intended to simplify filing with the STATE. Applicants are advised to seek out private legal assistance before submitting filings to the STATE‘S OFFICE.

1.	Name of Limited Liability Company:

Avum, LLC

2.	Main Business or Principal Business Address:

321 Billerica Road Suite 204, Chelmsford, MA 01824

3.	The purpose for which this Limited Liability Company is organized is:

Payroll services, and all other activities allowed by law

4.	Limited Liability Company State:

Delaware

5.	Original Date of formation:

3/12/2013

6.	Registered Agent Name & Address (must be in NJ):

Corporation Service Company, Princeton South Corporate Ctr, Ste 160

100 Charles Ewing Blvd, Ewing, NJ 08628

7.	Date Limited Liability Company intends to start business activity in NJ:

12/20/2019

8.	Other provisions (list below or attach to certificate):

The undersigned represent(s) that this Limited Liability Company has been fanned under the laws of the state of origin and continues to exist as an active, valid Limited Liability Company or registered Limited Liability Partnership in that state. The undersigned also attest(s) that they are authorized to sign this certificate on behalf of the Limited Liability Company and that this ftling complies with New Jersey State law as detailed in NJSA 42.

/s/ Nicholas Vita
Name:	Nicholas Vita, Manager	Date: 12/20/2019

STATE OF NEW JERSEY

DEPARTMENT OF THE TREASURY

CERTIFICATE OF AUTHORITY

AVUM, LLC

0600465274

I, the Treasurer of the State of New Jersey, do hereby certify that the above-named Foreign Limited Liability Company organized under the laws of Delaware, has complied with all the requirements of Title 42:2C of the New Jersey Statutes, and that the business or activity of said Foreign Limited Liability Company to be carried on within the State of New Jersey is such as may be lawfully carried on by Foreign Limited Liability Company filed under the laws of this State for similar business or activity. The Certificate of Authority was duly filed December 20th, 2019.

Certificate Number: 141961864 Verify this certificate online at https://;vwwl. state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp	IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 23rd day of December. 2019 /s/ Elizabeth Maher Muoio
Elizabeth Maher Muoio State Treasurer